           [LOGO]
   MILLIMAN & ROBERTSON, INC.                                      1947-1997
    Actuaries & Consultants                                            50
Internationally WOODROW MILLIMAN                                    years of
40th Floor, 55 West Monroe Street                                  excellence
  Chicago, Illinois 60603-5011
    Telephone: 312/726-0677
       Fax: 312/726-5225

                                                                    EXHIBIT 23.4

                     CONSENT OF MILLIMAN & ROBERTSON, INC.

  We consent to the reference to our firm and its work and to the use of our report dated November 2, 1996, in the Providian Corporation Proxy
Statement/Prospectus and the associated AEGON N.V. Registration Statement on Form F-4 in connection with the merger between Providian Corporation and AEGON N.V.

                                       MILLIMAN & ROBERTSON, INC.

                                           /s/ John Schreiner
                                       By: ____________________________________

                                             John Schreiner
                                       Name: __________________________________

                                             Equity Principal
                                       Title: _________________________________

                                       Chicago, Illinois
                                       April 15, 1997